Exhibit 99.1

Nexalin Technology Signs Definitive Exclusive Distribution and

Local Manufacturing Agreement for Brazil and South America, Marking

a Major Step in Its Transition Toward Commercial Revenue Generation

Agreement establishes an initial 100-device commercialization program for the ANVISA-approved

Nexalin Sync™ across seven countries and more than 300 million people, with a structured pricing framework and a mechanism for larger strategic transactions with government and private-sector customers.

Agreement establishes a 10-year commercial framework covering Brazil, Argentina, Chile, Uruguay,

Paraguay, Ecuador and Venezuela, anchored by an initial 100-device commercialization program and minimum revenue thresholds payable to Nexalin to maintain exclusivity

Binding initial purchase order at signing and a clinical pilot targeted within 90 days, supporting a distributor-funded manufacturing framework that is designed to generate recurring royalty revenue on every device and every disposable placed into the market

HOUSTON – October 1, 2026 – Nexalin Technology, Inc. (Nasdaq: NXL) (the “Company” or “Nexalin”), the leader in non-invasive Deep Intracranial Frequency Stimulation (DIFS™) of the brain, today announced that it has signed a definitive international distribution agreement (the “Agreement”) with Inovanexa Medical Technologies S.A. (the “Distributor”), appointing the Distributor as Nexalin’s exclusive distributor for the importation, distribution, commercialization, promotion and sale of the Company’s Nexalin Sync™ non-invasive neurostimulation device — which has been approved by Brazil’s National Health Surveillance Agency (ANVISA) for the treatment of anxiety, depression and insomnia — across Brazil, Argentina, Chile, Uruguay, Paraguay, Ecuador and Venezuela, a combined territory of more than 300 million people. The Agreement formalizes and supersedes the Letter of Intent entered by the parties in February 2026 and carries an initial 10-year term, with successive 10-year renewals subject to performance.

The Agreement converts more than two years of deliberate groundwork in Brazil — ANVISA regulatory approval of the Nexalin Sync device, a completed clinical trial at the Institute of Psychiatry, Hospital das Clínicas, University of São Paulo that reported a 77.8% anxiety response rate, and award-winning investigator research — into a definitive commercial launch platform for South America. Brazil is one of the ten largest economies in the world, with a population in excess of 215 million, of whom more than 35 million are estimated to be affected by mental health disorders.

Key terms of the Agreement include:

●	Exclusive rights across seven countries. The Distributor is appointed as Nexalin’s exclusive distributor across Brazil, Argentina, Chile, Uruguay, Paraguay, Ecuador and Venezuela, subject to defined performance requirements, and is authorized to operate under the trade name “Nexalin LATAM.”

●	Immediate, binding initial order and rapid clinical ramp-up. The Distributor is required to place an initial binding purchase order for 10 Nexalin Sync devices with 5 delivered immediately and then deploying the initial devices in a clinical pilot program in Brazil targeted to launch within 90 days.

●	Initial 100-device commercialization program. The Agreement establishes a structured pricing framework for the first 100 Nexalin Sync devices, together with a mechanism for larger strategic transactions with government and private-sector customers, including equal profit-sharing on qualifying private-sector transactions involving devices assembled in Brazil.

●	Royalty-bearing local manufacturing — at zero capital cost to Nexalin. Upon the purchase of the first 30 devices, the Distributor is required to establish a local manufacturing facility in Brazil entirely at its own cost, operating under Nexalin’s technical supervision and aligned with FDA-compatible quality standards. Nexalin is entitled to receive fixed per-device compensation for each locally manufactured device placed into the marketplace, together with a per-unit royalty on every locally manufactured disposable electrode sold, which is intended to create a recurring, usage-driven revenue stream.

●	Full access to government and public-sector channels. The Distributor is authorized to pursue federal, state and municipal tenders and procurement opportunities, as well as public hospitals and universities, in Brazil — home to one of the largest government-run public healthcare systems in the world — and throughout the territory.

●	Nexalin retains full ownership of all intellectual property. Nexalin remains the sole and exclusive owner of all intellectual property, technology, know-how, patents and trademarks relating to the Nexalin Sync platform, and all encrypted circuit boards required for the devices to function will be loaded, encrypted and supplied exclusively by Nexalin.

“This Agreement is the commercial culmination of everything we have methodically built in Brazil — and the launch pad for all of South America,” said Mark White, Chief Executive Officer of Nexalin Technology. “We secured ANVISA approval, we generated compelling clinical data at one of Latin America’s most prestigious psychiatric research institutions, and we said we would convert that foundation into a definitive commercial partnership. Today we have done exactly that. This is a 10-year exclusive framework across seven countries and more than 300 million people, with a binding initial order placed at signing.”

Mr. White continued, “We believe this Agreement marks the inflection point Nexalin has been working toward — the shift from a pre-revenue research and development company to a revenue-producing global distribution company. The economics are capital-light by design: our partner funds the buildout while Nexalin retains intellectual property, supplies the encrypted boards at the core of every device, and earns revenue on every device and every disposable placed into the market. This Agreement gives Nexalin a scalable business plan with a non-invasive, drug-free treatment platform — while establishing a repeatable blueprint for international markets alongside our ongoing FDA De Novo pathway in the United States.

“Brazil is the template, not the exception. We have strengthened our leadership specifically to execute against that blueprint, most recently with the addition of Robert DiTota as Senior Strategic Advisor, Global Commercialization. His mandate is to help us structure and execute distribution partnerships of this caliber across North America, South America and Europe. We now have the clinical foundation, the intellectual property, the regulatory pathway and the commercial leadership to scale it.”

Nexalin has done something very few medical technology companies attempting to enter Brazil ever accomplish it arrived with regulatory approval already in hand and clinical results generated at the University of São Paulo, one of the most respected psychiatric research institutions in Latin America,” said Dr. Raphael Luz Pereira Romano, the Chief Medical Officer of Inovanexa Medical Technologies S.A. “Mental health is one of the most urgent public health priorities across our region, and access to safe, non-invasive, drug-free treatment options remains severely limited. We are committing our capital, our regulatory expertise and our commercial infrastructure — including local manufacturing in Brazil — because we believe the Nexalin Sync platform can become a new standard of care across the territory. Our immediate focus is executing the clinical pilot program and building the foundation for scale across both the private and public healthcare sectors.”

Under the Agreement, the Distributor is responsible for all costs associated with importation, regulatory compliance, marketing and local manufacturing. Exclusivity, renewal and the local manufacturing framework are subject to the Distributor’s satisfaction of the performance requirements and other terms and conditions set forth in the Agreement, and there can be no assurance that the Distributor will meet such requirements, that purchase orders beyond the initial binding order will be placed, or that the commercial objectives of the Agreement will be achieved.

About Nexalin Technology, Inc.

Nexalin designs and develops innovative neurostimulation products to uniquely help combat the ongoing global mental health epidemic. Nexalin’s medical devices are non-invasive and undetectable to the human body. Nexalin products are developed to provide relief to those afflicted with mental health issues using frequency based bioelectronic medical technology. Nexalin believes its neurostimulation medical devices can penetrate structures deep in the mid-brain that are associated with mental health disorders. Nexalin believes the deeper-penetrating waveform in its next-generation devices will generate enhanced patient response without any adverse side effects. The Nexalin Gen-2 15 milliamp neurostimulation device has been approved in China, Brazil, Oman and Israel. Additional information about the Company is available at: https://nexalin.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements relate to future events, future performance, or management’s current expectations, beliefs, assumptions, plans, estimates, intentions, or projections relating to the future, and are not guarantees of future performance. Any statements that are not statements of historical fact, or that refer to expectations, projections, or other characterizations of future events or circumstances (including, without limitation, statements containing the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “will,” “may,” “could,” “should,” “would,” “designed to,” “positioned to,” “potential,” “targeted,” “seeking,” “continues,” “strategy,” “opportunity,” “estimates,” “projects,” “forecasts,” “predicts,” “outlook,” “guidance,” or similar expressions, or the negative of such terms), are forward-looking statements. Forward-looking statements include, without limitation, the statements attributed to the Company’s management and to the Distributor in the quotations set forth in this press release, and statements regarding the anticipated benefits and revenue potential of the Agreement, whether or not they contain the words identified above. Forward-looking statements are based on Nexalin’s current expectations, assumptions, estimates, projections, and beliefs as of the date hereof and are subject to significant risks, uncertainties, and other factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the anticipated benefits, execution, and performance of the Agreement; the placement and fulfillment of initial and future purchase orders; the timing and launch of the clinical pilot program in Brazil; the initial 100-device commercialization program; the establishment and operation of a local manufacturing facility in Brazil; the anticipated per-device compensation and disposable royalties payable to Nexalin, including with respect to future clinical indications; the Distributor’s ability to satisfy the minimum revenue thresholds and other performance requirements under the Agreement; the transfer or maintenance of ANVISA regulatory approvals and the receipt of any additional regulatory approvals in the territory; the pursuit of government and public-sector opportunities; the size of the market opportunity in Brazil and the broader territory; the Company’s expectations regarding capital-light and recurring revenue; the Company’s anticipated transition from a pre-revenue research and development company to a revenue-producing company and the timing of any resulting revenue; the anticipated equal profit-sharing on qualifying private-sector transactions involving devices assembled in Brazil; the Company’s expectation of establishing a repeatable blueprint for, and executing, distribution partnerships in other international markets; the assumptions underlying the foregoing, including assumptions regarding market size, the prevalence of mental health disorders in the territory, the commercial significance of the clinical results described above, and the Company’s ability to supply encrypted circuit boards; and the Company’s broader clinical, regulatory, and commercial strategy, including its FDA De Novo pathway. These forward-looking statements are not guarantees of future performance, and no assurance can be given that the transactions and revenues contemplated by the Agreement will be realized on the anticipated timeline or at all.

Such risks include, but are not limited to: the Distributor’s ability and willingness to perform its obligations under the Agreement, including placement of purchase orders, payment obligations, satisfaction of performance requirements, and establishment of local manufacturing; the fact that the structured pricing framework for the first 100 Nexalin Sync devices does not obligate the Distributor to purchase any devices beyond the initial binding ten-device order, and that the Company may never recognize revenue from devices beyond that order; the risk that the clinical pilot program in Brazil is delayed beyond the targeted 90-day period or does not generate results supporting commercial adoption; the Distributor’s limited operating history with the Company’s products and its ability to fund the contemplated local manufacturing facility, on which substantially all of the Company’s anticipated per-device compensation and disposable royalty revenue depends; the parties’ ability to negotiate and execute the contemplated Licensing and Manufacturing Agreement; risks associated with reliance on a single distributor for the territory; risks relating to the maintenance, transfer, or receipt of ANVISA and other regulatory approvals, including the cooperation of the existing Brazilian regulatory holder and the risk that the existing ANVISA approval for the Nexalin Sync device is not transferred to, or maintained for the benefit of, the Company or the Distributor; the risk that the results of the single-site investigator-initiated trial at the Institute of Psychiatry, Hospital das Clínicas, University of São Paulo, including the reported 77.8% anxiety response rate, are not replicated in larger populations or in commercial use; the risk that the Company does not obtain marketing authorization through the FDA De Novo pathway on the anticipated timeline or at all; the Company’s history of operating losses and limited revenue and its need for additional capital; risks inherent in international operations, including foreign currency, tax, customs, import/export, sanctions, political, and economic risks in Brazil and the other countries in the territory, and anti-corruption and anti-bribery compliance risks in connection with government tenders and public-sector sales; competition from existing and new treatment alternatives; market acceptance of, and reimbursement for, the Company’s products; the Company’s ability to protect and enforce its intellectual property rights internationally; manufacturing, quality-system, and supply-chain risks, including the Company’s ability to supply the encrypted circuit boards required for every device; the outcome of any government tender or procurement processes; the Company’s ability to secure adequate funding on acceptable terms; and the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market. Additional risks and uncertainties are described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings the Company makes from time to time with the U.S. Securities and Exchange Commission (the “SEC”), available free of charge at www.sec.gov. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: NXL@crescendo-ir.com

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